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[LOGO] Fifth Third Bank
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                                                                    Exhibit 99.1
                                                                    News Release

CONTACT:  Neal E. Arnold (analysts)                        FOR IMMEDIATE RELEASE
          513/579-4356                                     September 17, 2001
          Roberta R. Jennings (media)
          513/579-4153


      Fifth Third Announces Authorization of Common Stock Repurchase Plan

     Fifth Third Bancorp announced today that it has received authorization to repurchase shares of its common stock in accordance with Securities and Exchange Commission Release No. 44971 dated September 14, 2001: Emergency Order pursuant to Section 12(k)(2) of The Securities Exchange Act of 1934 taking temporary action to respond to market developments. Repurchases will take place over a period of time and in the amounts as permitted by the emergency order. This action is being taken in order to help provide market stability following the tragic events of last week.
     Management believes that these events will not materially or directionally affect the long-term fundamental condition of Fifth Third Bancorp or the markets in which we do business. We encourage investors to remain focused on operating fundamentals and long term strategies in the days and weeks following this disaster.


Corporate Profile

     Fifth Third Bancorp is a diversified financial services company headquartered in Cincinnati, Ohio with $70 billion in assets, 16 affiliates with 950 full-service Banking Centers, including 145 Bank Mart(R) locations open seven days a week inside select grocery stores and 1,905 Jeanie(R) ATMs in Ohio, Kentucky, Indiana, Florida, Arizona, Michigan and Illinois. The financial strength of Fifth Third's affiliate banks merits deposit ratings of AA- and Aa2 from Standard & Poor's and Moody's, respectively. Additionally, Fifth Third Bancorp continues to maintain the highest short-term ratings available at A-1+ and Prime-1, and has been recognized by Moody's with one of the highest senior debt ratings for any U.S. bank holding company of Aa3. Fifth Third operates four main businesses: Retail, Commercial, Investment Advisors and Midwest Payment Systems. Investor information and press releases can be viewed at www.53.com. The Company's common stock is traded in the over-the-counter market The NASDAQ National Market under the symbol "FITB."

     This document contains forward-looking statements about Fifth Third Bancorp which we believe are within the meaning of the Private Securities Litigation Reform Act of 1995. This
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document contains certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of Fifth Third including statements preceded by, followed by or that include the words "believes," "expects," "anticipates" or similar expressions. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) competitive pressures among depository institutions increase significantly; (2) changes in the interest rate environment reduce interest margins; (3) prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions, either national or in the states in which Fifth Third does business, are less favorable than expected; (5) legislative or regulatory changes adversely affect the businesses in which Fifth Third is engaged; (6) changes in the securities markets. Further information on other factors which could affect the financial results of Fifth Third are included in Fifth Third's filings with the Securities and Exchange Commission. These documents are available free of charge at the Commission's website at http://www.sec.gov and/or from Fifth Third.